Exhibit 10.2

AMENDMENT #2 TO SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment #2 to Secured Convertible Promissory Note (this “Amendment”) is entered into as agreed upon on March 24, 2026, by and between UPTOWN CAPITAL, LLC, a Utah limited liability company (“Lender”), and CYTODYN, INC., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A.Borrower previously issued to Lender a Secured Convertible Promissory Note dated April 23, 2021 in the principal amount of $28,500,000.00 (the “Note”).

B.B.  Effective as of April 23, 2025, Borrower and Lender entered into that certain Amendment to Secured Convertible Promissory Note (the “Prior Amendment”), pursuant to which, among other modifications, Borrower and Lender agreed to extend the Maturity Date of the Note.

C.Borrower has requested that Lender again extend the Maturity Date of the Note (the “Extension”) and temporarily reduce the interest rate.

D.Lender has agreed, subject to the terms, amendments, conditions, and understandings expressed in this Amendment, to grant the Extension and reduce the interest rate.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.
2.Extension. The Maturity Date for the Note is hereby extended until April 23, 2029 (the “Extension Period”).

3.Monthly Payment Term(s) on Note During Extension Period. Beginning in April 2026, on the 20th day of each calendar month (or the next Trading Day if a weekend or holiday) during the Extension Period, Borrower will calculate a number of shares of common stock equal to $1,000,000.00 (the “Monthly Payment Amount”) divided by the lower of: (a) the immediately preceding Closing Trade Price, and (b) the average of the five (5) previous Closing Trade Prices (the “Monthly Payment Shares”). Within two (2) Trading Days of the applicable calculation date, Borrower will request that its transfer agent, Computershare, issue the calculated shares to Lender, and deliver such shares within four (4) Trading Days of the applicable calculation date (provided that Lender has delivered all applicable documentation to Computershare). In the event Borrower’s common stock is either not trading on its principal market or is not available for immediate resell by Lender on the applicable calculation date and delivery date, then the Monthly Payment Amount must be paid to Lender in cash within fifteen

(15) days of the date the share issuance was due to Lender.

For the avoidance of doubt, Chicago Venture Partners (“CVP”) currently holds two notes with Borrower – one in the name of Uptown Capital, LLC and another in the name of Streeterville Capital, LLC – and the Monthly Payment Amount will accrue and be applicable to one of the two notes on a monthly basis. CVP may, at its discretion, choose which of the two notes it would like to apply the Monthly Payment Amount to on a month-by-month basis.

4.Interest Rate. During the Extension Period, the interest rate on the Note will decrease to five percent (5%).

5.Failure to Make a Monthly Payment. In the event Borrower fails to timely make a Monthly Payment (whether in cash or by delivery of Monthly Delivery Shares, as applicable), recourse to Lender will be as follows (i) in the first event of any missed payment/issuance, Borrower will have five (5) business days to cure the default; (ii) for any default thereafter, or in the event the first default is not timely cured: (a) the Extension Period will immediately terminate, (b) the Note will become immediately due and payable in full, (c) Default Interest will begin accruing on the Note, and (d) the difference between the interest accrued during the Extension Period at the reduced interest rate and the amount that would have accrued at the original ten percent (10%) interest rate during the Extension Period will automatically be added to the Outstanding Balance.

6.Representations and Warranties. Each party, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)Each of the parties has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of the parties hereunder.

(b)Borrower represents that there is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c)Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d)As of the effective date of this Amendment, Borrower has no known defenses against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated, which occurred, existed, was taken, permitted, or begun prior to the effective date of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the

Transaction Documents. To the extent any such defenses existed as of the effective date of this Amendment, such defenses are hereby waived, discharged, and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)Each of the parties represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

7.Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the Extension or any other amendment to the Note granted herein.

8Other Terms Unchanged. The Note, as amended by this Amendment and the Prior Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment, the Prior Amendment, and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

9.No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives, or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant, or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

10.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

11.Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date above.

LENDER:

Uptown Capital, LLC

By:  /s/ John M. Fife  John M. Fife, President

BORROWER:

CytoDyn, Inc.

By:/s/ Robert E. Hoffman  Name: Robert Hoffman

Title: CFO

[Signature Page to Amendment #2 to Secured Convertible Promissory Note]